This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-PA-5130-LA-2103925 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. PA-5130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC (Customer) relating to Models 737-8-200 and 737-7 aircraft (individually and collectively, Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. […***…]. 1.1 At Customer’s request, […***…] on the Aircraft. The terms and conditions of this Letter Agreement will apply if Customer has accepted […***…]. 1.2 […***…]. 2. […***…]. 2.1 […***…]. 3. […***…]. 3.1 Customer […***…] in support of Boeing’s schedule requirements. 3.2 Customer […***…] requirements for software loading. 3.3 Customer […***…]. 3.4 Customer […***…]. 3.5 Customer […***…].

WJE-PA-5130-LA-2103925 Page 2 BOEING PROPRIETARY 4. […***…]. 4.1 If […***…] , then (a) […***…] required to further […***…] and (b) Boeing […***…], if applicable, on the Aircraft. 4.2 […***…] to (a) […***…]and (b) schedule capacity, including […***…] as Aircraft delivery. 5. […***…]. 5.1 Customer […***…]on the Aircraft. 5.2 […***…]of the AGTA and such Articles […***…]. 5.3 The […***…] Exhibit B “Customer Support Document” of the AGTA. 5.4 Boeing […***…]and Article 11 of Part 2 of Exhibit C “Disclaimer and Release; Exclusion of Liabilities” of the AGTA and Article 8.2 “Insurance” of the AGTA […***…]. ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact